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                                                                    Exhibit 23.1







We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 1997, except as to Note 12, which is as of January 23, 1997, relating to the Financial Statements of Amphenol Corporation, which appears as Exhibit 22 of the Form 10-K/A.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Hartford, Connecticut
September 18, 1997